ISV and Reseller Licence Agreement

This Agreement is effective May 13th, 2004, by and between Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 a Delaware corporation ("CIC"), and SiVault Analytics, Incorporated, 2033 Gateway Place, Suite 500, San Jose, CA, 95110 a Delaware corporation ('Licensee').

1. License Grant. Pursuant to the terms hereof and the attached Appendices, that are hereby incorporated by reference, Licensee is granted a non-exclusive, license to use incorporate and utilize CIC's Products listed in Appendix A, attached hereto, to distribute such Products embedded with Licensee's _software or as part of Licensee's hosted services, and to License's customers for independent installation provided that such distribution shall be accompanied by end user licenses agreements with tarts substantially similar to those delineated in Appendix D. Such licen5e is granted for the territory delineated in Appendix B attached hereto. CIC reserves all rights not otherwise expressly granted to Licensee in this Agreement. No rights are granted to Licensee with respect to any source code, trade secrets, trademarks, copyrights or other intellectual property that is incorporated into or related to the Product except as otherwise expressly provided for herein. Any modifications made to the Product, whether made by CIC or Licensee, shall be the sole and exclusive property of CIC.

2. License Fees, Reporting and Payment Terms, Porting Services, Porting Fees, and Payment Terms, Territory and Other Obligations and Commitments

2.1  License  Fees,  Reporting  and  Payment  Terms,  See Appendix B, Section A.

2.2  Porting  Services, Porting Fees, and Payment Tents, See Appendix B, Section
B.

2.3  Territory.  See  Appendix  B,  Section  C.

2.4  Other  Obligations  and  Commitments.  See  Appendix  F.

3. End-User Support and Support to Licensee, Maintenance and support terms are delineated in Appendix C.

4. Disclaimer of Warranty. EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT, CIC MAKES NO WARRANTIES OR REPRESENTATIONS REGARDING ANY PRODUCT, SOFTWARE, DOCUMENTATION, OR ANY PORTION, COPY OR COMPONENT THEREOF, TO LICENSEE OR TO ANY OTHER PERSON; ALL ARE PROVIDED "AS IS."

5. Limited Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED WAIUANTIES OF MERCHANTABILITY AND FITNESS FOR. A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED AND THE LIABILITY OF CXC, IF ANY, FOR DAMAGES RELAT[NG TO ANY PRODUCT, SOFTWARE, DOCUMENTATION, OR ANY PORTION, COPY OR COMPONENT THEREOF, FOR ANY REASON, WILL BE LIMITED TO THE ACTUAL LICENSE FEE PAID BY LICENSEE WITH RESPECT TO SUCH ITEM OR, AT CIC'S SOLE DISCRETION, REPLACEMENT OF THE ITEM AT CIC'S EXPENSE, AND WILL IN NO EVENT ]NCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF CIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. Exclusion of Warranties on, Account of Licensee Modifications. If any modifications are made to the Products by Licensee or any person, any warranty shall be immediately terminated. Correction for difficulties or defects



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traceable to Licensee's errors or systems changes may be difficulties or defects traceable to Licensee's errors or systems changes may be made at CIC's discretion and shall be billed at CIC's standard time and material charges.

7. Proprietary Rights. Licensee acknowledges that CIC owns and will retain all copyright, trademark, patent, trade secret and other proprietary rights in the Pro4 any component thereof, and the marks, names, logos and designations of CIC used therewith worldwide (collectively, the "CIC Marks") Licensee will use reasonable efforts to protect CIC's proprietary rights. Licensee agrees to--- use the appropriate trademark symbol (either "" or "") as designated by CXC in superscript and clearly indicate (CIC's ownership of the CIC Marks in any of Licensee's advertisements or brochures distributed in connection with a service or product. Licensee shall use the CIC Marks in accordance with CIC's reasonable instructions as communicated in writing to Licensee from time to time. Licensee shall, upon request, provide CXC samples of all literature, packages, labels and labeling which use Product names Notwithstanding the foregoing, CXC agrees that Licensee may also include its trademarks and/or service marks ft connection with the Product as reasonably designated by Licensee from time to time ("License's Marks") Licensee agrees to maintain the high level of 4unlity accorded products associated with and marketed by CXC under CIC's trademarks. Licensee shall cause copyright and patent notices provided by CIC from time to time to appear with services utilizing the Product as offered by Licensee. Furthermore, Licensee shall cause copyright and patent notices provided by CIC from time to time to appear in the following places on all units of the Product distributed for independent installation: (a) a notice which is embodied in machine readable form in such a manner that on visually perceptible printouts it appears at or near the title or at the end of the work or is displayed at the user's terminal at sign on, or is continuously on terminal display; (b) a legible notice placed n diskettes or other physical storage media on which the Product is distributed; and (c) in the documentation distributed in connection with the Product on the title page or the page immediately following the title page.

8. Confidentiality. Licensee acknowledges that in connection with this Agreement it will receive information confidential and proprietary to CIC, Licensee agrees not to use such information except in performance of this Agreement, and not to disclose such information to any other party. CXC agrees not to use information received from Licensee marked as confidential except in performance of this Agreement, and not to disclose such information to any other party. To the extent that Licensee and CXC have executed a separate confidentiality agreement related to the subject matter of this Agreement, and the terms of such separate agreement provide a higher level of protection or delineate obligations and/or responsibilities with a higher degree of specificity than this Agreement the terms of such separate agreement shall control the parities confidentiality obligations and responsibilities and such terms are hereby incorporated herein by reference.

9. Infringement and Indemnity. If notified promptly in writing, and given sole control of the defense and all related settlement negotiations, CIC will indemnify, hold harmless and defend Licensee, its officers, directors, employees and agents from and against claims, losses, liabilities, demands, damages and costs and expenses in connection with a claim by a third party that the Product infringes a U.S. copyright, or patent. CIC will pay any costs, damages and attorney fees finally awarded by a court with regard to such third-party claims, up to the amount of license fees received by CIC hereunder, to the extent such claims are grounded on such copyright or patent infringement. (CIC will have no liability for, and Licensee will defend and indemnify (including reasonable attorney fees and costs of litigation) CIC against, any claim arising from or based upon (a) any combination, operation or use of any Product with any equipment, data or programming not approved by CIC; (b) any alteration or modification of the Product License; makes without the prior written consent of an officer of CIC and (c) any act, omission, representation or product of Licensee, including without limitation Licensee's marketing or distribution of the Product other than in conformance with this Agreement. For any Product that becomes Or in CIC's opinion is likely to become the subject of a copyright, patent infringement or other intellectual property action, CXC may, at its


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sole  option  and  expense, procure the right for Licensee to continue marketing and distributing such Product or replace or modig the Product to become non-infringing.

10.  Term  and  Termination.

10.1 This Agreement is for an initial term expiring three (3) years from the effective date hereof and shall be automatically renewed for successive one year terms unless either party notifies the other in writing, one month prior to the expiration of the original term, or any renewal term, of its intent not to renew or unless this Agreement is otherwise terminated pursuant to the provisions hereof,

10.2 Upon written notice to the other party either party may terminate this Agreement at any time in the event that the other party materially breaches this Agreement and fails to cure such breach within 15 days after receiving notice of such breach.

10.3 Upon written notice to Licensee CXC may in its sole discretion, with or without any other cause or reason, terminate this Agreement if Licensee has not established CIC-related revenue generating business within 180 days of the effective date hereof or if Licensee does not, in CC's reasonable judgement, make continual reasonable commercial use of the Agreement and the license rights granted herein.

11. Survival. Upon expiration or termination of this Agreement, Licensee will remain liable for all amounts due hereunder as of the effective date of such expiration or termination. The provisions of Sections 4, 5, 6, 7, 8, 9, ii and 13 will survive expiration and termination of this Agreement as will end user license agreements ranted to Licens&s customers pursuant hereto.

12. Marketing. Within thirty days of the Effective Date hereof, CXC and Licensee shall each issue a press release announcing the parties' relationship under this Agreement. Each party Shall grant the other party the courtesy of providing the other party with a copy of its proposed release at least 24 hours prior to the planned release date. In connection with License's use, marketing and distribution of the Product, Licensee shall include appropriate CXC logos and trademarks in its marketing materials and manuals in accordance with the provisions of Section 7 hereof and shall in all instances of adverting, marketing and sales indicate that CIC's products are included within Licensee's services and products when distributed for independent installation. Each party shall include the name, address, telephone number and web site address (hyperlink) of the other party on its own web site. Licensee shall have the right to distribute to its customers any marketing material received from CXC CXC shall have the right to use Licensee's name in advertising, public relations, marketing, white papers, case studies, promotional events and any other reasonable commercial activity. Each party shall provide the other party with a list of product and service names, trade names, trademarks, registered trademarks and logos (Marks) related to this Agreement. Each party is hereby granted the right to use such Marks for the purposes hereof. Neither party shall claim any ownership rights in the other party's Marks.

13. Governing Law and Severability. This Agreement will be governed by and construed in accordance with the local laws of the State of California without regard to those provisions related to choice of law - This Agreement will not be governed by the United Nations Convention for the international sale of goods, if applicable. Any disputes shall be heard by the state or federal courts with jurisdiction to hear such disputes in San Mateo County, California. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.


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14.  Entire  Agreement.  This  Agreement  and  the  Appendixes hereto, which are incorporated by reference, constitute the entire agreement between the parties pertaining to the subject matter hereof, and all written or oral statements and representations previously made or existing between the parties pertaining to such subject matter are expressly superseded Any amendments to this Agreement must be in writing signed by the parties.

15. No Waiver. No waiver of any provision of or any right or remedy under this Agreement shall be effective uniess in writing and executed by the party waiving the right. Failure to properly demand compliance or performance shall not constitute a waiver of' a party's rights hereunder.

16. Assignment. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective allowed successors and assigns

In Witness whereof, the parties hereto have executed this Agreement effective as of the date first written above,

Communication  Intelligence  Corporation       Licensee

By:  /s/ Russell L. Davis                      By: /s/ Emilian Elefteratos
/s/ Russell L. Davis                           Emilian Elefteratos
VP Product Development                         Chief Executive Officer


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                                   APPENDIX A

                          PRODUCT(S) AND SPECIFICATIONS

CIC's iSign SDK according to specifications as published on CIC's most current website.


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                                   APPENDIX B

                  A. LICENSE FEES, REPORTING AND PAYMENT TERMS

              B. PORTING SERVICES, PORTING FEES AND PAYMENT TERMS

                                  C. TERRITORY

A.  LICENSE  FEES,  REPORTING  AND  PAYMENT  TERMS

1.  License  fees.

a.  Licensee  shall  pay  CIC  33.333%  of  all  CIC-based  transaction  fees

b. For each unit of Product Licensee ships in a reseller capacity it shall pay CIC 75% of CIC's then published list price for such Product

2. Reporting. Ten days after each month end, Licensee shall submit to CIC a report showing all license fees due for the preceding month, including the products and services and quantity thereof to which such license fee pertains and the name of each customer.

3.  Payment  terms.

a. License fees shall be due and payable on the tenth day of the month following any quarter in which license fees, above minimum fees, are due.

b. Late payments shall accrue interest at 1. .5% per month or the maximum rate allowable by law, whichever is lower.

B.  PORTING  SERVICES,  PORTING  FEES  AND  PAYMENT  TERMS

1.  Porting  Services.  N/A

2.  Porting  Fees.  N/A

3.  Payment  terms,

a.  Porting  fees  shall  be  due  and  payable

b. Late payments shall accrue interest at 1.5% per month or the maximum rate allowable by law, whichever is lower.

C.  TERRITORY  Worldwide


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                                   APPENDIX C

                                MAINTENANCE TERMS

Except as specifically provided herein, Licensee shall be responsible for technical support to the end- users, CIC shall provide the following maintenance and support for the Product;

A. Definitions. For purposes of this Appendix, the following terms shall have the following meanings. Any terms not defined in this Appendix shall have the meaning set forth in the Agreement.

1 Error(s): means any verifiable and reproducible failure of the Product to materially conform to the specification for such Product. The term "Error" shall not include any failure of the Product that; (a) results from the misuse or improper use of the Product; (b) does not materially affect the operation and use of the Product; (c) results from any modification to the Product not made by or on behalf of die; or (d) results from the failure to incorporate or use any Updates or bug fixes after such are made available to Licensee by CIC.

2. Error Correction(s): shall mean either (a) a modification or addition to or deletion from the Product that, when made to such Product, materially conforms the Product to the specifications fox such Product, or (b) a procedure or routine that, when observed in the regular operation of the Product, eliminates the material adverse effect of such Error on Licensee or its customers.

3. Major Error: means- any demonstrable Error in the Product that: (a) causes the Product to have a significant loss of intended function as set forth in the specifications for the Product; (b) causes or is likely to cause data to be lost or destroyed; or (c) prevents the Product from being installed or executed on the properly configured environment

4. Moderate Error; shall mean any demonstrable Error in the Product that: (a) causes the Product to operate improperly; or (b) produces results materially different from those described in the specifications, but which error does not rise to the level of a Major Error.

5. Minor Error: shall mean any demonstrable Error that: (a) causes a function to not execute as set forth in the specifications for the Product, without 4 significant loss of intended functionality; or (b) disables one or more nonessential functions,

6. First Level Technical Support: shall mean Licensee's or it's authorized technical support agents attempts to identify and resolve Errors remotely, by telephone, e-mail and fax communication.

7. Second Level Support: shall mean support of Licensee's or its authorized technical support agent's First Level Technical Support personnel to identify and resolve Errors remotely, by telephone, e-mail or fax communication. S
Workaround: shall mean that CIC has diagnosed the Error and has implemented, or enabled Licensee to implement, a temporary solution that allows the Product to regain functionality and provide all major functions in accordance with the specifications for the Product.


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

9. Update: shall mean a version of the Product containing changes, including but not limited to, bug fixes, correction of errors and minor optimization improvements not rising to the level of an Upgrade, An Update shall mean for example the change from version x.l to x.2 and/or version x.x.l to x,x.2.

10. Upgrade: shall mean a version of the Product containing changes, including but not limited to enhancements, major optimization improvements and new functionality for which CIC charges similarly situated Licensees An Upgrade shall mean for example the chance from version 2,x.x to 3.x.x

B.  Services

1. Licensee Responsibilities. Licensee will provide all on site technical support with respect to the Product. Licensee agrees to notify CXC in writing promptly following the discovery of any Error. CIC agrees to make available to Licensee a list of known Errors and to notify Licensee in writing promptly following the discovery of any Error, Further, upon discovery of an Error, Licensee agrees, if requested by CIC, to submit to CXC a list of output and any other data that CXC may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered, All information, oral or written, communicated between the parties concerning any Errors, is deemed to be Confidential information and shall be governed by
Section  8  of  the  Agreement.

2. CIC Telephone and Online Support. Technical support communications between Licensee and CIC will, include electronic mail, facsimile, and telephone. CIC's support e-mail address is: techupport@cic.com. CIC's support fax number is:
650-802-7777, and faxes should be addressed to Technical Support Department. The technical support telephone is: 800-888-8242, and will be adequately staffed by a customer technical support representative during CIC's normal business hours of 8 aim to 5 p.m. Pacific time ("Support Hours"). Voicemail is provided when the line is busy and during non-business hours,

3. CIC Response to Errors. CIC will provide Second Level Support to Licensee to ensure a consistent and high level of operation of the Product, Tn the event Licensee notifies CIC of an Error iii the Product, CIC will provide Second Level Support to Licensee or Licensee's authorized technical support agent to facilitate the implementation of an Error Correction to the Product. CIC shall use commercially reasonable efforts to correct Errors in accordance with the below response times, with as little disruption to Licensee's service as commercially practicable.

(a) Major Errors. etc shall, within four hours of the receipt of notice of any Major Error, contact Licensee to verify such Major Error and begin a resolution process. Upon CIC's verification of such Major Error, CXC will use its commercially reasonable efforts to provide a Workaround for such Major Error, and will use its commercially reasonable efforts to provide an Error Correction for such Major Error until such Error Correction is provided.

(b) Moderate Errors. CIC shall, within 24 hours of the receipt of notice of any Moderate Error, contact Licensee to verify such Moderate Error. Upon CIC's verification of such Moderate Error, CIC will use its commercially reasonable


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efforts  to  provide  a  Workaround for such Moderate Error, CXC will provide an
Error Correction for such Moderate Error in the next scheduled maintenance release of the Product.

(c) Minor Errors. Upon CIC's receipt of notice of a Minor Error and upon CIC's verification of such Minor Error, CXC will initiate work to provide Error Correction for such Minor Error in the next regular release of the Product.

C. Exclusions from Support Services. Support Services under this Appendix C include Second Level Support for the Product. Support Services do not include support for any failure or defect in the Product caused by any of the following:

1. the improper use, alteration, or damage of the Product by Licensee or parsons other than CIC employees or consultants; or

2. modifications to the Products not made or authorized by CXC, unless such modifications were made by a CIC employee, subcontractor, agent, or other third party acting on behalf of CXC,

D. Updates and Upgrades. CXC will make Updates and Upgrades (as defined above) available to Licensee from tine to time upon the completion of such Updates and Upgrades.

E.  Maintenance  and  Support  Fees:

1. For maintenance and support anticipated by the provisions of this Appendix C as delineated above, Licensee shall pay CXC an annual fee equal to 10% of the license fees paid or due to CIC hereunder, due and payable with each quarterly license payment. Additionally, Licensee shall reimburse CC for actual and pre-approved travel, meals and lodging expenses incurred in providing on-site maintenance and support hereunder. Such fees shall be paid within 15 days after the date of receipt, by Licensee, of CIC's invoice together with . documentation substantiating the hours worked and expenses incurred pursuant to this Section.

2. For maintenance and support outside of the scope of the Product's specifications and not otherwise provided for herein, Licensee shall pay CXC $200 per hour, plus actual and pre-approved travel, meals and lodging expenses. Such fees shall be paid within 15 days after the date of receipt, by Licensee, of CICs invoice together with documentation substantiating the hours worked and expenses incurred pursuant to this Section,


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                                   APPENDIX D

                END-USER LICENSE AGREEMENT AND LIMITED WARRANTY

PLEASE READ THIS DOCUMENT CAREFULLY. THIS LICENSE GRANT TO YOU IS CONDITIONED UPON YOUR ACCEPTANCE OF ITS TERMS. IF YOU DO NOT AGREE WITH ITS TERMS, YOU SHOULD RETURN THE SOFTWARE AND ANY DOCUMENTATION.

1. License. The software, however delivered (the "Software"), and related documentation ("Documents") are licensed to you by CIC. This License is not a sale and except for the license granted below. CIC retains all right, title and interest in and to the Software and Documents and any copies thereof. This License allows you to use the Software and Documents on a single computer system and make one copy of the Software hi machine-readable form for backup purposes only. You must reproduce on such copy the C1C copyright notice and any other proprietary legends that were on the original copy of the Software.

2. Restrictions. The Software contains copyrighted material, trade secrets, and other proprietary information, and in order to protect them you may not reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form except to the extent that it is unallowable to prohibit such acts under applicable law. You may not modify, network, rent, lease, loan., sell, distribute, or create derivative works based upon the Software or Documents in whole or in part. You may not electronically transfer the Software from one computer to another over a network, In addition, you may not remove, obscure, or alter any proprietary rights or notices affixed or contained in the Software or Documents. All tights not expressly granted are reserved by CIC or its suppliers.

3. Termination. This License is effective until terminated. You may terminate this License at any time by destroying the Software and all copies thereof. If you fail to comply with any provision of this License, this License will terminate immediately without notice from CIC and other legal remedies will become available to CIC. Upon termination you must destroy the Software and all copies thereof.

4. Export Law Assurances. You agree and certify that neither the Software nor any other technical data received from CIC, nor the direct product thereof, will be exported outside the United States except as pentitted by the laws and regulations of the United States.

5. U.S. Government Restricted Rights. The Software and Documents are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government and its agencies is subject to restrictions as set forth in subparagraph
(c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software
- Restricted Rights at 48 CFR 52.227-19 and successors thereof, as applicable. Contractor/manufacturer is Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065-1413.

6. Disclaimer of Warranty on Software. You expressly acknowledge and agree that Use of the Software is at your sole risk. The Software and Documents are provided "AS IS" and without warranty or condition of any kind and CIC AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF
MERCHANTABILITY AND FITNESS FORA A PARTICULAR PURPOSE. NEITHER CIC OR ITS SUPPLIERS WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY DEFECTS IN THE SOFTWARE WILL BE CORRECTED. FURTHERMORE,


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NEITHER  CIC  OR ITS SUPPLIERS WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE
USE OR. THE RESULTS OP THE USE OF THE SOFTWARE OR DOCUMENTS N TERMS OF THER CORRECTNESS, ACCURACY, RELIABUSY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GWEN BY CIC, ITS SUPPLIERS OR A CIC AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU (AND NOT CIC, ITS SUPPLIERS OR A GIG AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICINGI REPAIR, OR CORRECTION. SOME STATES AND JURISDICTIONS MAY NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

7 Limitation of Liability. UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, SHALL GIG OR ITS SUPPLIERS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAJ. DAMAGES OR RELIANCE THAT RESULT FROM THE USE OF OR INAUY TO USE THE SOFTWARE OR RELATED DOCUMENTATION, EVEN IF CIC OP. A GIG AUTHORIZED REPRESENTATIVE HAVE BEEN ADVISED OF TUE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY
NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. SOME STATES AND JURISDICTIONS MAY NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LUVUTATION OR EXCLUSION
MAY  NOT  APPLY  TO  YOU.

In no event shall CIC's or its suppliers' total liability to you for all damages, losses, and causes of action (whether in contract, tort (including negligence), or otherwise) exceed the amount paid by you for the Software,

8. Controlling Law and Severability. This License shall be governed by and construed in accordance wtih the laws of the State of California, except that body of California law concerning conflicts of law. If for any reason a court of competent jurisdiction finds any provision oP this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

9. Complete Agreement. This License constitutes the entire agreement between the parties with respect to the use of the Software and Documents and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. This License may not be modified nor any provision waived unless such modification or waiver is in writing and signed by an authorized CC representative


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                                   APPENDIX E

              OTHER OBLIGATIONS AND COMMITMENTS OF LICENSEE AND CC

A.  OTHER  OBLIGATIONS  AND  COMMITMENTS  OF  LICENSEE

1. Licensee shall submit quarterly minimal performance forecasts within 10 business days of the effective date hereof and within 10 business days from the beginning of each quarter, so bag as the Agreement is effective.

B.  OTHER  OBLIGATIONS  AND  COMMITMENTS  OF  CIC

2. In the event that Licensee's per transaction fee to its customer(s) drops below $0.05, CIC will negotiate in good faith to receive a royalty for each transaction so affected.


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